Exhibit 99.1

NEWS RELEASE

4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com

THE GEO GROUP REPORTS SECOND QUARTER 2020 RESULTS

AND ISSUES UPDATED FINANCIAL AND DIVIDEND GUIDANCE

•	2Q20 Net Income Attributable to GEO of $0.31 per diluted share

•	2Q20 AFFO of $0.66 per diluted share

•	Updated FY20 guidance for Net Income Attributable to GEO of $0.95-$0.99 per diluted share and Adjusted Net Income of $1.07 to $1.11 per diluted share

•	Updated FY20 AFFO guidance of $2.29-$2.33 per diluted share

•	Expects to reduce quarterly dividend to $0.34 per share, $1.36 per share annualized

•	Expects to allocate $50-$100 million in excess cash flow annually to debt repayment

Boca Raton, Fla. – August 6, 2020 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), a fully integrated equity real estate investment trust (“REIT”) and a leading provider of evidence-based offender rehabilitation and community reentry services around the globe, reported today its financial results for the second quarter 2020, provided an update on the impact of the COVID-19 pandemic on GEO, and issued updated financial and dividend guidance.

Second Quarter 2020 Highlights

•	Total revenues of $587.8 million

•	Net Income Attributable to GEO of $36.7 million or $0.31 per diluted share

•	Adjusted Net Income of $0.36 per diluted share

•	Net Operating Income of $149.1 million

•	Normalized FFO of $0.51 per diluted share

•	AFFO of $0.66 per diluted share

We reported second quarter 2020 net income attributable to GEO of $36.7 million, or $0.31 per diluted share, compared to $41.9 million, or $0.35 per diluted share, for the second quarter 2019. We reported total revenues for the second quarter 2020 of $587.8 million compared to $614.0 million for the second quarter 2019.

Second quarter 2020 results reflect a $1.3 million loss on real estate assets, pre-tax, $0.6 million in start-up expenses, pre-tax, $2.3 million in close-out expenses, pre-tax, $3.9 million in COVID-19 related expenses, pre-tax, and $1.6 million in the tax effect of adjustments to net income attributable to GEO. Excluding these items, we reported second quarter 2020 Adjusted Net Income of $43.1 million, or $0.36 per diluted share, compared to $48.7 million, or $0.41 per diluted share, for the second quarter 2019.

We reported second quarter 2020 Normalized Funds From Operations (“Normalized FFO”) of $61.5 million, or $0.51 per diluted share, compared to $66.6 million, or $0.56 per diluted share, for the second quarter 2019. We reported second quarter 2020 Adjusted Funds From Operations (“AFFO”) of $78.8 million, or $0.66 per diluted share, compared to $83.4 million, or $0.70 per diluted share, for the second quarter 2019.

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

George C. Zoley, Chairman and Chief Executive Officer of GEO, said, “During the second quarter, we experienced some favorable cost trends that resulted in better than expected financial performance. While we are encouraged by these favorable trends, our company continues to face challenges associated with the COVID-19 pandemic, which has had a negative operational and financial impact across several segments of our company. In the face of these challenges, our frontline employees have shown incredible commitment and perseverance, helping our company manage through these difficult times, and we are thankful for their dedication and daily sacrifice.

We believe that our earnings and cash flows remain strong and our business is supported by long-term real estate assets and high-quality contracts entailing essential government services. We also recognize that political rhetoric based on the mischaracterization of our role as a government services provider has created concerns regarding our future access to capital. While we do not have any upcoming debt maturities until 2022, we have announced today an anticipated reduction to our future quarterly dividend payments in order to preserve capital and focus on paying down debt. Our anticipated new dividend payment will allow GEO to remain structured as a publicly traded REIT, thus providing continued value for our shareholders, while also focusing on debt repayment. We believe the steps we have announced today are consistent with our commitment to enhance long-term value for our shareholders.”

First Six Months 2020 Highlights

•	Total revenues of $1.19 billion

•	Net Income Attributable to GEO of $61.9 million or $0.52 per diluted share

•	Adjusted Net Income of $0.60 per diluted share

•	Net Operating Income of $299.3 million

•	Normalized FFO of $0.91 per diluted share

•	AFFO of $1.21 per diluted share

For the first six months of 2020, we reported net income attributable to GEO of $61.9 million, or $0.52 per diluted share, compared to $82.6 million, or $0.69 per diluted share, for the first six months of 2019. We reported total revenues for the first six months of 2020 of $1.19 billion compared to $1.22 billion for the first six months of 2019.

Results for the first six months of 2020 reflect a $0.9 million loss on real estate assets pre-tax, a $1.6 million gain on the extinguishment of debt, pre-tax, $2.5 million in start-up expenses, pre-tax, $4.2 million in close-out expenses, pre-tax, $4.8 million in COVID-19 related expenses, pre-tax, and $0.8 million in the tax effect of adjustments to net income attributable to GEO. Excluding these items, we reported Adjusted Net Income of $72.0 million, or $0.60 per diluted share, for the first six months of 2020, compared to $90.8 million, or $0.76 per diluted share, for the first six months of 2019.

We reported Normalized FFO of $108.7 million, or $0.91 per diluted share, for the first six months of 2020, compared to $126.9 million, or $1.06 per diluted share, for the first six months of 2019. We reported AFFO of $145.4 million, or $1.21 per diluted share, for the first six months of 2020, compared to $163.7 million, or $1.37 per diluted share, for the first six months of 2019.

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Updated Financial and Dividend Guidance

•	FY20 Net Income Attributable to GEO expected to be $0.95-$0.99 per diluted share

•	FY20 Adjusted Net Income expected to be $1.07 to $1.11 per diluted share

•	FY20 AFFO expected to be $2.29-$2.33 per diluted share

•	Updated financial guidance reflects the continued impact of COVID-19 pandemic, including the expiration of D. Ray James Correctional Facility contract

•	Expects to reduce quarterly dividend to $0.34 per share, $1.36 per share annualized

•	Expects to allocate $50-$100 million in excess cash flow annually to debt repayment

We have updated our financial guidance for the full-year of 2020 and issued guidance for the third and fourth quarters of 2020. Even though our operations as an essential government services provider have continued uninterrupted, the spread of COVID-19 continues to have a negative impact on several segments of our company.

The COVID-19 pandemic has resulted in lower occupancy levels at several of our facilities and programs beginning in late March and continuing through the second quarter. Our U.S. Immigration and Customs Enforcement (“ICE”) Processing Centers and U.S. Marshals Service facilities have continued to experience lower overall occupancy as a result of declines in crossings and apprehensions along the U.S. Southwest border, as well as, a decrease in court and sentencing activity at the federal level in the United States. Additionally, the U.S. federal government has reduced operational capacity across ICE Processing Centers to promote social distancing practices.

Our GEO Secure Services contracts typically contain fixed-price or minimum guarantee payment provisions intended to ensure adequate staffing levels and consistent service delivery. We expect a continuation of lower occupancy levels at our ICE Processing Centers and U.S. Marshals Service facilities through the end of the year, resulting in an estimated revenue decline of approximately 9% for the full-year 2020.

Additionally, the Federal Bureau of Prisons (“BOP”) has experienced a decline in overall federal prison populations in part as a result of the COVID-19 pandemic. Due to this decline in federal prison populations, the BOP has decided to not rebid the contract for our company-owned, 1,900-bed D. Ray James Correctional Facility in Georgia, which is set to expire on September 30, 2020. Our updated guidance reflects the expiration of this contract, which generated approximately $60 million in annualized revenues.

Our GEO Reentry Services segment has also continued to experience lower occupancy levels in our residential centers and day reporting programs due to the COVID-19 pandemic. We expect lower occupancy levels for our residential reentry centers and day reporting programs to continue through the end of the year, resulting in an estimated revenue decline of approximately 10% for the full-year 2020. Our Youth Services segment has also been impacted by declining occupancy levels, which are expected to result in the closure of the Hector Garza Center in Texas at the end of September 2020 due to the COVID-19 pandemic.

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

We have also increased our spending on personal protective equipment, diagnostic testing, medical expenses, non-contact infrared thermometers, and increased sanitation as a result of the COVID-19 pandemic and expect to incur several million dollars in non-recurring costs during the second half of 2020.

Additionally, our updated guidance continues to assume no contribution from our 700-bed Central Valley, 750-bed Desert View, and 700-bed Golden State facilities in California, even though we remain hopeful to be able to activate these facilities as ICE Processing Center annexes, beginning as early as late third quarter or early fourth quarter of 2020.

We have updated our full-year 2020 guidance for Net Income Attributable to GEO to a range of $0.95 to $0.99 per diluted share; Adjusted Net Income to a range of $1.07 to $1.11 per diluted share; and AFFO to a range of $2.29 to $2.33 per diluted share. We expect full-year 2020 revenues to be approximately $2.34 billion.

For the third quarter of 2020, we expect Net Income Attributable to GEO to be in a range of $0.25 to $0.27 per diluted share; Adjusted Net Income to be in a range of $0.28 to $0.30 per diluted share; and AFFO to be in a range of $0.58 to $0.60 per diluted share. For the fourth quarter of 2020, we expect Net Income Attributable to GEO to be in a range of $0.18 to $0.20 per diluted share; Adjusted Net Income to be in a range of $0.19 to $0.21 per diluted share; and AFFO to be in a range of $0.50 to $0.52 per diluted share.

Beginning with our next quarterly dividend payment in October 2020, we expect to declare quarterly dividend payments of $0.34 per share, or $1.36 per share annualized, solely within the discretion of our Board of Directors and based on various factors. This new dividend payment target will allow GEO to remain structured as a publicly traded REIT, while preserving capital to be applied towards the repayment of debt. During 2020, we expect to repay approximately $100 million in debt, and starting in 2021, we expect to apply between $50 million and $100 million on average in excess cash flows towards debt repayments annually.

COVID-19 Information

As the COVID-19 pandemic has impacted communities across the United States and around the world, our employees and facilities have also been impacted by the spread of COVID-19. Ensuring the health and safety of our employees and all those in our care has always been and remains our number one priority. From the start of the global pandemic, we implemented steps to mitigate the risks of COVID-19 to all those in our care and our employees, consistent with the guidance issued for correctional and detention facilities by the Centers for Disease Control and Prevention (“CDC”). We have distributed facemasks to all employees, inmates, detainees, and residents across our residential facilities. We have focused on increasing our testing capacity across our facilities.

We will continue to coordinate closely with our government agency partners and local health agencies to ensure the health and safety of all those in our care and our employees. We will continue to evaluate and refine the steps we have taken as appropriate and necessary based on updated guidance by the CDC and best practices. We are grateful for our frontline employees who are making sacrifices daily to provide care for all those in our facilities during this unprecedented global pandemic. Information on the steps we have taken to address and mitigate the risks of COVID-19 can be found at www.geogroup.com/COVID19.

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Reconciliation Tables and Supplemental Information

GEO has made available Supplemental Information which contains reconciliation tables of Net Income Attributable to GEO to Net Operating Income, Net Income to EBITDAre (EBITDA for real estate) and Adjusted EBITDAre (Adjusted EBITDA for real estate), and Net Income Attributable to GEO to FFO, Normalized FFO and AFFO, along with supplemental financial and operational information on GEO’s business and other important operating metrics, and in this press release, Net Income Attributable to GEO to Adjusted Net Income. The reconciliation tables are also presented herein. Please see the section below titled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Information available on GEO’s investor webpage at investors.geogroup.com.

Conference Call Information

GEO has scheduled a conference call and simultaneous webcast for today at 12:00 Noon (Eastern Time) to discuss GEO’s second quarter 2020 financial results as well as its outlook. The call-in number for the U.S. is 1-877-250-1553 and the international call-in number is 1-412-542-4145. In addition, a live audio webcast of the conference call may be accessed on the Events and Webcasts section under the News, Events and Reports tab of GEO’s investor relations webpage at investors.geogroup.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available until August 20, 2020 at 1-877-344-7529 (U.S.) and 1-412-317-0088 (International). The participant passcode for the telephonic replay is 10146778.

About The GEO Group

The GEO Group (NYSE: GEO) is the first fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO is a leading provider of enhanced in-custody rehabilitation, post-release support, electronic monitoring, and community-based programs. GEO’s worldwide operations include the ownership and/or management of 125 facilities totaling approximately 93,000 beds, including projects under development, with a workforce of approximately 23,000 professionals.

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Net Operating Income, EBITDAre, Adjusted EBITDAre, Funds from Operations, Normalized Funds from Operations, Adjusted Funds from Operations, and Adjusted Net Income are non-GAAP financial measures that are presented as supplemental disclosures. GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including Adjusted Net Income, Adjusted EBITDAre, Net Operating Income, FFO, Normalized FFO, and AFFO. The determination of the amounts that are included or excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period.

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

While we have provided a high level reconciliation for the guidance ranges for full year 2020, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking non-GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

Net Operating Income is defined as revenues less operating expenses, excluding depreciation and amortization expense, general and administrative expenses, real estate related operating lease expense, and start-up expenses, pre-tax. Net Operating Income is calculated as net income adjusted by subtracting equity in earnings of affiliates, net of income tax provision, and by adding income tax provision, interest expense, net of interest income, gain/loss on extinguishment of debt, depreciation and amortization expense, general and administrative expenses, real estate related operating lease expense, gain/loss on real estate assets, pre-tax, and start-up expenses, pre-tax.

EBITDAre (EBITDA for real estate) is defined as net income adjusted by adding provisions for income tax, interest expense, net of interest income, depreciation and amortization, and gain/loss on real estate assets, pre-tax. Adjusted EBITDAre (Adjusted EBITDA for real estate) is defined as EBITDAre adjusted for net loss attributable to non-controlling interests, stock-based compensation expenses, pre-tax, and certain other adjustments as defined from time to time, including for the periods presented start-up expenses, pre-tax, COVID-19 expenses, pre-tax, and close-out expenses, pre-tax. Given the nature of our business as a real estate owner and operator, we believe that EBITDAre and Adjusted EBITDAre are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDAre and Adjusted EBITDAre provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from net income attributable to GEO.

The adjustments we make to derive the non-GAAP measures of EBITDAre and Adjusted EBITDAre exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance. EBITDAre and Adjusted EBITDAre provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Funds From Operations, or FFO, is defined in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income/loss attributable to common shareholders (computed in accordance with United States Generally Accepted Accounting Principles), excluding real estate related depreciation and amortization, excluding gains and losses from the cumulative effects of accounting changes, extraordinary items and sales of properties, and including adjustments for unconsolidated partnerships and joint ventures. Normalized Funds from Operations, or Normalized FFO, is defined as FFO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented gain/loss on the extinguishment of debt, pre-tax, start-up expenses, pre-tax, COVID-19 expenses, pre-tax, close-out expenses, pre-tax, and tax effect of adjustments to FFO.

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Adjusted Funds From Operations, or AFFO, is defined as Normalized FFO adjusted by adding non-cash expenses such as non-real estate related depreciation and amortization, stock based compensation expense, the amortization of debt issuance costs, discount and/or premium and other non-cash interest, and by subtracting recurring consolidated maintenance capital expenditures.

Adjusted Net Income is defined as Net Income Attributable to GEO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented gain/loss on real estate assets, pre-tax, gain/loss on the extinguishment of debt, pre-tax, start-up expenses, pre-tax, COVID-19 expenses, pre-tax, close-out expenses, pre-tax, and tax effect of adjustments to Net Income Attributable to GEO.

Because of the unique design, structure and use of our GEO Secure Services and GEO Care facilities, we believe that assessing the performance of our correctional facilities, processing centers, and reentry centers without the impact of depreciation or amortization is useful and meaningful to investors. Although NAREIT has published its definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations. We have modified FFO to derive Normalized FFO and AFFO that meaningfully reflect our operations.

Our assessment of our operations is focused on long-term sustainability. The adjustments we make to derive the non-GAAP measures of Normalized FFO and AFFO exclude items which may cause short-term fluctuations in net income attributable to GEO but have no impact on our cash flows, or we do not consider them to be fundamental attributes or the primary drivers of our business plan and they do not affect our overall long-term operating performance. We may make adjustments to FFO from time to time for certain other income and expenses that do not reflect a necessary component of our operational performance on the basis discussed above, even though such items may require cash settlement. Because FFO, Normalized FFO and AFFO exclude depreciation and amortization unique to real estate as well as non-operational items and certain other charges that are highly variable from year to year, they provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates, operating costs and interest costs, providing a perspective not immediately apparent from Net Income Attributable to GEO.

We believe the presentation of FFO, Normalized FFO and AFFO provide useful information to investors as they provide an indication of our ability to fund capital expenditures and expand our business. FFO, Normalized FFO and AFFO provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes. Additionally, FFO, Normalized FFO and AFFO are widely recognized measures in our industry as a real estate investment trust.

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding financial guidance for the full year, third quarter, and fourth quarter of 2020 and anticipated future quarterly dividend payments, the assumptions underlying such guidance, and statements regarding the impact of COVID-19, our available borrowing capacity and liquidity, reduced planned capital spending and the allocation of capital to enhance long-term value for our shareholders. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2020 given the various risks to which its business is exposed, including the magnitude, severity, and duration of the current COVID-19 global pandemic and its impact on GEO; (2) GEO’s ability to declare future quarterly cash dividends and the timing and amount of such future cash dividends; (3) GEO’s ability to successfully pursue further growth and continue to create shareholder value; (4) GEO’s ability to obtain future financing on acceptable terms or at all; (5) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (6) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (7) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (8) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (9) GEO’s ability to sustain or improve company-wide occupancy rates at its facilities in light of the COVID-19 global pandemic; (10) the impact of any future regulations or guidance on the Tax Cuts and Jobs Act; (11) GEO’s ability to remain qualified as a REIT; (12) the incurrence of REIT related expenses; and (13) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports.

Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Second quarter and first six months 2020 financial tables to follow:

Condensed Consolidated Balance Sheets*

(Unaudited)

	As of	As of
	June 30, 2020	December 31, 2019
	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$75,734	$32,463
Restricted cash and cash equivalents	28,345	32,418
Accounts receivable, less allowance for doubtful accounts	361,030	430,982
Contract receivable, current portion	6,078	11,199
Prepaid expenses and other current assets	39,133	40,716

Total current assets	$510,320	$547,778

Restricted Cash and Investments	32,703	30,923
Property and Equipment, Net	2,130,126	2,144,722
Contract Receivable	355,964	360,647
Operating Lease Right-of-Use Assets, Net	123,401	121,527
Assets Held for Sale	4,526	6,059
Deferred Income Tax Assets	36,278	36,278
Intangible Assets, Net (including goodwill)	975,175	986,426
Other Non-Current Assets	74,219	83,174

Total Assets	$4,242,712	$4,317,534

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts payable	$86,155	$99,232
Accrued payroll and related taxes	76,925	54,672
Accrued expenses and other current liabilities	186,272	191,608
Operating lease liabilities, current portion	26,992	26,208
Current portion of finance lease obligations, long-term debt, and non-recourse debt	24,577	24,208

Total current liabilities	$400,921	$395,928

Deferred Income Tax Liabilities	19,254	19,254
Other Non-Current Liabilities	104,601	88,526
Operating Lease Liabilities	99,264	97,291
Finance Lease Liabilities	2,608	2,954
Long-Term Debt	2,371,556	2,408,297
Non-Recourse Debt	300,213	309,236
Total Shareholders’ Equity	944,295	996,048

Total Liabilities and Shareholders’ Equity	$4,242,712	$4,317,534

*	all figures in ‘000s

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Condensed Consolidated Statements of Operations*

(Unaudited)

	Q2 2020	Q2 2019	YTD 2020	YTD 2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$587,829	$613,966	$1,192,846	$1,224,633
Operating expenses	445,339	453,168	906,661	910,165
Depreciation and amortization	33,434	32,352	66,761	64,821
General and administrative expenses	45,543	47,271	99,325	93,695

Operating income	63,513	81,175	120,099	155,952

Interest income	5,248	8,045	10,686	16,441
Interest expense	(30,610)	(38,932)	(64,790)	(79,212)
Gain/(Loss) on extinguishment of debt	—	(5,741)	1,563	(5,741)

Income before income taxes and equity in earnings of affiliates	38,151	44,547	67,558	87,440

Provision for income taxes	4,196	4,532	10,742	9,372
Equity in earnings of affiliates, net of income tax provision	2,699	1,821	4,959	4,417

Net income	36,654	41,836	61,775	82,485

Less: Net loss attributable to noncontrolling interests	66	78	126	134

Net income attributable to The GEO Group, Inc.	$36,720	$41,914	$61,901	$82,619

Weighted Average Common Shares Outstanding:
Basic	119,810	119,168	119,602	118,972
Diluted	119,964	119,544	119,937	119,517

Net income per Common Share Attributable to The GEO Group, Inc. :
Basic:
Net income per share — basic	$0.31	$0.35	$0.52	$0.69

Diluted:
Net income per share — diluted	$0.31	$0.35	$0.52	$0.69

Regular Dividends Declared per Common Share	$0.48	$0.48	$0.96	$0.96

*	all figures in ‘000s, except per share data

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to Adjusted Net Income

(In thousands, except per share data)(Unaudited)

	Q2 2020	Q2 2019	YTD 2020	YTD 2019
Net Income attributable to GEO	$36,720	$41,914	$61,901	$82,619

Add:
(Gain)/Loss on real estate assets, pre-tax	1,304	—	880	1,497
(Gain)/Loss on extinguishment of debt, pre-tax	—	5,741	(1,563)	5,741
Start-up expenses, pre-tax	553	1,874	2,506	1,874
COVID-19 expenses, pre-tax	3,877	—	4,769	—
Close-out expenses, pre-tax	2,284	—	4,220	—
Tax effect of adjustments to Net Income attributable to GEO	(1,599)	(853)	(762)	(898)

Adjusted Net Income	$43,139	$48,676	$71,951	$90,833

Weighted average common shares outstanding - Diluted	119,964	119,544	119,937	119,517

Adjusted Net Income Per Diluted Share	$0.36	$0.41	$0.60	$0.76

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to FFO, Normalized FFO, and AFFO*

(Unaudited)

	Q2 2020	Q2 2019	YTD 2020	YTD 2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income attributable to GEO	$36,720	$41,914	$61,901	$82,619
Add (Subtract):
Real Estate Related Depreciation and Amortization	18,384	17,937	36,780	36,039
Loss on real estate assets	1,304	—	880	1,497

Equals: NAREIT defined FFO	$56,408	$59,851	$99,561	$120,155

Add (Subtract):
(Gain)/loss on extinguishment of debt, pre-tax	—	5,741	(1,563)	5,741
Start-up expenses, pre-tax	553	1,874	2,506	1,874
COVID-19 expenses, pre-tax	3,877	—	4,769	—
Close-out expenses, pre-tax	2,284	—	4,220	—
Tax Effect of adjustments to Funds From Operations **	(1,599)	(853)	(762)	(899)

Equals: FFO, normalized	$61,523	$66,613	$108,731	$126,871

Add (Subtract):
Non-Real Estate Related Depreciation & Amortization	15,050	14,415	29,981	28,782
Consolidated Maintenance Capital Expenditures	(4,139)	(5,515)	(11,166)	(9,149)
Stock Based Compensation Expenses	4,706	5,454	14,474	12,180
Amortization of debt issuance costs, discount and/or premium and other non-cash interest	1,708	2,460	3,378	5,023

Equals: AFFO	$78,848	$83,427	$145,398	$163,707

Weighted average common shares outstanding - Diluted	119,964	119,544	119,937	119,517

FFO/AFFO per Share - Diluted

Normalized FFO Per Diluted Share	$0.51	$0.56	$0.91	$1.06
AFFO Per Diluted Share	$0.66	$0.70	$1.21	$1.37

Regular Common Stock Dividends per common share	$0.48	$0.48	$0.96	$0.96

*	all figures in ‘000s, except per share data
**	tax adjustments related to Loss on real estate assets, (Gain)/loss on extinguishment of debt, Start-up expenses, COVID-19 expenses, Close-out expenses and Loss on investment in life insurance.

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to

Net Operating Income, EBITDAre and Adjusted EBITDAre*

(Unaudited)

	Q2 2020	Q2 2019	YTD 2020	YTD 2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income attributable to GEO	$36,720	$41,914	$61,901	$82,619
Less
Net loss attributable to noncontrolling interests	66	78	126	134

Net Income	$36,654	$41,836	$61,775	$82,485
Add (Subtract):
Equity in earnings of affiliates, net of income tax provision	(2,699)	(1,821)	(4,959)	(4,417)
Income tax provision	4,196	4,532	10,742	9,372
Interest expense, net of interest income	25,362	30,887	54,104	62,771
(Gain)/Loss on extinguishment of debt	—	5,741	(1,563)	5,741
Depreciation and amortization	33,434	32,352	66,761	64,821
General and administrative expenses	45,543	47,271	99,325	93,695

Net Operating Income, net of operating lease obligations	$142,490	$160,798	$286,185	$314,468

Add:
Operating lease expense, real estate	4,792	6,513	9,744	13,122
(Gain)/Loss on real estate assets, pre-tax	1,304	—	880	1,497
Start-up expenses, pre-tax	553	1,874	2,506	1,874

Net Operating Income (NOI)	$149,139	$169,185	$299,315	$330,961

	Q2 2020	Q2 2019	YTD 2020	YTD 2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income	$36,654	$41,836	$61,775	$82,485
Add (Subtract):
Income tax provision **	4,681	4,889	11,670	10,087
Interest expense, net of interest income ***	25,362	36,628	52,541	68,511
Depreciation and amortization	33,434	32,352	66,761	64,821
(Gain)/Loss on real estate assets, pre-tax	1,304	—	880	1,497

EBITDAre	$101,435	$115,705	$193,627	$227,401

Add (Subtract):
Net loss attributable to noncontrolling interests	66	78	126	134
Stock based compensation expenses, pre-tax	4,706	5,454	14,474	12,180
Start-up expenses, pre-tax	553	1,874	2,506	1,874
COVID-19 expenses, pre-tax	3,877	—	4,769	—
Close-out expenses, pre-tax	2,284	—	4,220	—

Adjusted EBITDAre	$112,921	$123,111	$219,722	$241,589

*	all figures in ‘000s
**	including income tax provision on equity in earnings of affiliates
***	includes (gain)/loss on extinguishment of debt

—More—

Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE

2020 Outlook/Reconciliation

(In thousands, except per share data)

(Unaudited)

	FY 2020
Net Income Attributable to GEO	$114,000	to	$118,500
Real Estate Related Depreciation and Amortization	74,500		74,500

Funds from Operations (FFO)	$188,500	to	$193,000

Net Adjustments (Gain on Extinguishment of Debt, Start-up expenses, Close-out expenses, COVID-19 expenses)	14,000		14,000

Normalized Funds from Operations	$202,500	to	$207,000

Non-Real Estate Related Depreciation and Amortization	62,000		62,000
Consolidated Maintenance Capex	(20,500)		(20,500)
Non-Cash Stock Based Compensation	24,000		24,000
Non-Cash Interest Expense	7,000		7,000

Adjusted Funds From Operations (AFFO)	$275,000	to	$279,500

Net Interest Expense	102,000		102,000
Non-Cash Interest Expense	(7,000)		(7,000)
Consolidated Maintenance Capex	20,500		20,500
Income Taxes
(including income tax provision on equity in earnings of affiliates)	18,000		18,000

Adjusted EBITDAre	$408,500	to	$413,000

G&A Expenses	194,000		194,000
Non-Cash Stock Based Compensation	(24,000)		(24,000)
Equity in Earnings of Affiliates	(7,000)		(7,000)
Real Estate Related Operating Lease Expense	18,000		18,000

Net Operating Income	$589,500	to	$594,000

Net Income Attributable to GEO Per Diluted Share	$0.95	to	$0.99

Adjusted Net Income Per Diluted Share	$1.07	to	$1.11

AFFO Per Diluted Share	$2.29	to	$2.33
Weighted Average Common Shares Outstanding-Diluted	120,000	to	120,000

- End -

Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436